Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Contacts :	Chuck Coppa, CFO or Lyle Jensen, CEO
GreenMan Technologies, 781-224-2411

John Nesbett or Jennifer Belodeau
Institutional Marketing Services, 203-972-9200

GreenMan Technologies Seeks Divestiture of Green Tech Products Subsidiary To Focus

Exclusively on Dual Fuel Conversion Business

Lynnfield, Massachusetts – March 10, 2011 – GreenMan Technologies, Inc. (OTCQB: GMTI), today announced that it will seek to divest Green Tech Products, Inc., its molded recycled rubber product subsidiary. Based on Green Tech Products historical performance and the Board of Director’s intent to devote all corporate resources to advancing GreenMan’s dual fuel conversion business, the Board determined it to be in the best interest of shareholder value to exit the molded recycled rubber product business. On March 8, 2011 the Board of Directors authorized management to commence an immediate effort to identify potential buyers of the subsidiary and/or evaluate other strategic alternatives.

About GreenMan Technologies

GreenMan Technologies, through its subsidiaries, provides technological processes and unique marketing programs for alternative energy, renewable fuels and innovative recycled products. The Company’s alternative energy subsidiary, American Power Group, Inc. (APG) provides a cost-effective patented dual fuel technology for diesel engines. APG's dual fuel alternative energy system is a unique external fuel delivery enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: 1) diesel fuel and compressed natural gas (“CNG”); 2) diesel fuel and bio-methane, or 3) 100% diesel fuel depending on the circumstances. The proprietary technology seamlessly displaces up to 70% of the normal diesel fuel consumption with CNG or bio-methane and the energized fuel balance between the two fuels is maintained with a patented control system ensuring the engines operate to Original Equipment Manufacturers' (“OEM”) specified temperatures and pressures with no loss of horsepower. Installation requires no engine modification unlike the more expensive high-pressure alternative fuel systems in the market. Our Green Tech Products, Inc. subsidiary develops and markets branded products and services that provide schools and other political subdivisions viable solutions for safety, compliance, and accessibility including recycled surfacing. See additional information at: www.americanpowergroupinc.com.

“Safe Harbor” Statement: Under the Private Securities Litigation Reform Act

With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risks and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the fact that we have sold the tire recycling operations which have historically generated substantially all our revenue and that we will be prohibited from competing in that business on a regional basis until 2013; the risk that we may not be able to increase the revenue or improve the operating results of our Green Tech Products or American Power Group divisions; the risk that we may not be able to return to sustained profitability; the risk that we may not be able to secure additional funding necessary to grow our business, on acceptable terms or at all; the risk that if we have to sell securities in order to obtain financing, the rights of our current stockholders may be adversely affected; the risk that we may not be able to increase the demand for our products and services; the risk that we may not be able to adequately protect our intellectual property; and risks of possible adverse effects of economic, governmental, seasonal and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2010. The Company disclaims any intent or obligation to update these “forward-looking” statements.